UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2022

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 North Main Street Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by Vinco Ventures, Inc. (the “Company”), (i) pursuant to that certain Securities Purchase Agreement (“July SPA”) dated as of July 22, 2021 by and between the Company and an accredited institutional investor (the “Holder), the Company sold to the Holder a Senior Secured Convertible Note in the aggregate principal amount of $120,000,000, of which an aggregate amount of $113,000,000 remains outstanding (the “July Note”) and warrants and (ii) on each of September 1, 2021, November 11, 2021 and December 20, 2021 the Company and the Holder entered into a Warrant Exercise Agreement (respectively, the “September WEA,” the “November WEA,” the “December WEA” and, collectively, the Warrant Exercise Agreements”) whereby pursuant to each Warrant Exercise Agreement the parties agreed for, among other things, the Holder to exercise certain existing warrants and for the Company to issue new warrants to the Holder.

On March 9, 2022, the Company, Cryptyde, Inc. and the Holder entered into an Amendment Agreement (the “Amendment Agreement”) whereby the parties agreed to, among other things: (i) amend certain provision of the July Note to (a) convert $10,000.00 of the principal amount of the July Note at a conversion price of $0.01 into shares of Common Stock, (b) extend the Maturity Date under the July Note to July 22, 2023, (c) increase the interest rate on the July Note from zero percent (0%) to six percent (6.0%), (d) reduce the maximum cap of the Minimum Cash in the Control Account from $100,000,000 to $80,000,000, and (e) require the Company to redeem $33,000,000 of the Principal of the July Note, together with accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest, on July, 22, 2022; (ii) to extend certain dates relating to the (x) Company’s registration of certain securities under the Warrant Exercise Agreements to April 30, 2022, (y) Company’s filing of a proxy statement to April 30, 2022 and (z) Company holding a stockholder meeting and obtaining a stockholder vote to June 4, 2022 or July 4, 2022 in the event that the Company receives comments from the Securities and Exchange Commission with respect to the proxy statement; and (iii) to waive any adjustments to convertible securities or options as a result of the Adjusted Conversion Price (as defined in the Amendment Agreement).

The Amendment Agreement includes representations, warranties and covenants, and conditions to closing, expense and reimbursement obligations and termination provisions.

The foregoing description of the terms of the Amendment Agreement and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amendment Agreement dated March 9, 2022 by and among Vinco Ventures, Inc., Cryptyde, Inc. and the Holder.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 10, 2022

VINCO VENTURES, INC.

By:	/s/ Lisa King
Name:	Lisa King
Title:	Chief Executive Officer